PBF Energy Reports Second Quarter 2013 Results, Declares Dividend of $0.30 Per Share and
Announces Confidential Submission of a Registration Statement for an IPO of its Subsidiary, PBF Logistics LP

PARSIPPANY, NJ - August 1, 2013 - PBF Energy Inc. (NYSE: PBF) today reported second quarter 2013 Operating Income of $133.0 million versus Operating Income of $579.5 million for the second quarter of 2012. Adjusted Pro Forma Net Income for the second quarter 2013 was $71.5 million, or $0.73 per share on a fully exchanged, fully diluted basis, as described below, compared to $336.2 million, or $3.45 per share, for the second quarter 2012. Net Income attributable to PBF Energy Inc. for the quarter was $16.8 million.

Adjusted Pro Forma results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Throughput for the quarter averaged approximately 464,600 barrels per day. Throughput in the Mid-continent averaged approximately 147,300 barrels per day and throughput on the East Coast averaged approximately 317,300 barrels per day.

For the second quarter 2013, the company's gross refining margin averaged $9.04 per barrel of throughput, with the Mid-continent contributing $17.42 per barrel and the East Coast contributing $5.16 per barrel. Operating expenses on a company-wide basis were $4.79 per barrel, with the Mid-continent and the East Coast both averaging $4.79 per barrel.

PBF continues to make progress on its rail initiatives and expects, as previously announced, to reach its full capacity of rail-delivered crude by the end of 2014. During the second quarter 2013, the company ran approximately 91,000 barrels per day of rail-delivered crudes through its East Coast system.

Tom Nimbley, PBF Energy's CEO, said, “While our refineries operated as expected in the second quarter, our results were negatively impacted by unfavorable movements in crude oil differentials, such as the WTI-Syncrude and Brent-ASCI differentials, high flat prices for feedstocks and increasing costs related to compliance with the Renewable Fuels Standard.”

Tom O'Malley, PBF's Executive Chairman, commented further on Renewable Identification Numbers (“RINs”), “We expect to spend over $200 million on RINs in 2013 based on current market conditions. This is one of the company's largest single cost categories other than crude oil purchases. It exceeds the salaries and wages we pay to operate all three of our refineries.” Mr. O'Malley continued, “These costs will ultimately be borne by the consumer. We believe this is an expensive, non-productive tax on the American people and that the Renewable Fuels Program administered by the EPA should be adjusted so that the public does not have to absorb the costs of the program.”

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.30 per share of Class A common stock on August 21, 2013 to holders of record as of August 12, 2013.

Master Limited Partnership Update
PBF Energy Inc. announced today that its indirect subsidiary, PBF Logistics LP, has confidentially submitted a registration statement to the Securities and Exchange Commission (“SEC”) for a possible initial public offering of its limited partnership units. PBF Logistics LP, a Master Limited Partnership (“MLP”), will be comprised of certain logistics assets to be contributed to it by subsidiaries of PBF Energy Inc. PBF Energy Inc. will indirectly own the general partner of the proposed MLP, PBF Logistics GP LLC, as well as all of the incentive distribution rights. The number of limited partnership interests to be offered and the price range for the offering have not been determined.
The proposed offering is expected to commence after the SEC completes its review process, and is subject to market and other conditions.
Important Information
This announcement is being made pursuant to and in accordance with Rule 135 under the Securities Act of 1933, as amended. As required by Rule 135, this press release does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

Conference Call Information
PBF Energy's senior management will hold a conference call at 8:30 a.m. ET, Thursday, August 1, 2013, to discuss its earnings results and provide an update on company operations. Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing 1-866-515-2914 and the passcode 19918109. A live webcast of the conference call will also be available in the Investor Relations section of the company's web site at http://www.pbfenergy.com.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Pro Forma Net Income, Adjusted Pro Forma Net Income per fully exchanged, fully diluted share, gross refining margin, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA. PBF Energy Inc. believes that non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF Energy Inc.'s non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings, and those of the MLP, with the SEC, as well as the risk that an initial public offering of the MLP may not occur; risks relating to the securities markets generally; the impact of adverse market conditions affecting the company or its logistics business; the timing and structure of the planned MLP may change; unanticipated developments, regulatory approvals, changes in laws and other events may delay or negatively impact the planned MLP; the impact of the planned MLP on the company's relationships with its employees, customers and vendors and the company's credit rating and cost of funds; if the initial public offering occurs, no assurance can be given as to the value of the limited partnership interests of the planned MLP, the price at which they may trade or whether a liquid market may develop for such interests; and future opportunities that the company's Board of Directors may determine present greater potential value to stockholders than the planned MLP. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey and Toledo, Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally sensitive manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

PBF ENERGY INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Revenues	$4,678,293	$5,077,015	$9,476,141	$9,793,121

Costs and expenses:
Cost of sales, excluding depreciation	4,295,979	4,279,046	8,731,081	8,939,239
Operating expenses, excluding depreciation	202,583	170,702	408,599	358,845
General and administrative expenses	19,141	25,286	49,235	39,100
Gain on sale of assets	—	53	—	(2,450)
Depreciation and amortization expense	27,563	22,422	54,093	42,963
	4,545,266	4,497,509	9,243,008	9,377,697

Income from operations	133,027	579,506	233,133	415,424

Other income (expense)
Change in fair value of contingent consideration	—	(692)	—	(1,384)
Change in fair value of catalyst lease	6,820	5,371	5,481	(978)
Interest expense, net	(21,708)	(28,443)	(43,319)	(59,851)
Income before income taxes	118,139	555,742	195,295	353,211
Income tax expense	(10,969)	—	(18,413)	—
Net income	107,170	$555,742	176,882	$353,211
Less: net income attributable to noncontrolling interest	90,344		148,649
Net income attributable to PBF Energy Inc.	$16,826		$28,233

Net income available to Class A common stock per share:
Basic	$0.62		$1.12
Diluted	$0.61		$1.08
Weighted-average shares outstanding-basic	26,944,055		25,276,137
Weighted-average shares outstanding-diluted	27,706,696		26,110,976

Dividends per share	$0.30		$0.60

Adjusted pro forma net income and adjusted pro forma net income per fully exchanged, fully diluted shares outstanding(1):
Adjusted pro forma net income	$71,484	$336,224	$118,166	$213,693
Adjusted pro forma net income per fully exchanged, fully diluted share	$0.73	$3.45	$1.21	$2.19
Pro forma shares outstanding - diluted	97,353,701	97,353,701	97,425,899	97,425,899

(1) Adjusted Pro Forma information is presented in the table above as management believes that these Non-GAAP measures when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare the company’s results across the periods presented and facilitates an understanding of the company’s operating results. The company also uses this measure to evaluate its operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The differences between Adjusted Pro Forma and U.S. GAAP results are explained in the "Reconciliation of Amounts Reported Under U.S. GAAP - Adjusted Pro Forma Net Income."

PBF ENERGY INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in thousands)

	June 30,	December 31,
	2013	2012
Balance Sheet Data:
Cash and cash equivalents	$69,230	$285,884
Inventories	$1,537,573	$1,497,119
Total assets	$4,325,903	$4,253,702
Total long-term debt	$815,963	$729,980
Total equity	$1,741,909	$1,723,545

Total debt to capitalization ratio	32%	30%
Net debt to capitalization ratio	30%	20%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in thousands)

	Six months ended June 30,
	2013	2012
Cash flows (used in) provided by operations	$(40,201)	$117,374
Cash flows used in investing activities	(112,724)	(89,854)
Cash flows used in financing activities	(63,729)	(68,958)
Net decrease in cash and cash equivalents	(216,654)	(41,438)
Cash and cash equivalents, beginning of period	285,884	50,166
Cash and cash equivalents, end of period	$69,230	$8,728

PBF ENERGY INC. AND SUBSIDIARIES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Market Indicators (dollars per barrel)(1)	2013	2012	2013	2012
Dated Brent Crude	$102.43	$108.29	$107.50	$113.61
West Texas Intermediate (WTI) crude oil	$94.07	$93.30	$94.17	$98.16
Crack Spreads
Dated Brent (NYH) 2-1-1	$14.67	$15.32	$13.60	$12.78
WTI (Chicago) 4-3-1	$29.26	$28.17	$27.72	$23.89
Crude Oil Differentials
Dated Brent (foreign) less WTI	$8.36	$14.99	$13.33	$15.45
Dated Brent less Maya (heavy, sour)	$4.59	$9.16	$7.30	$9.55
Dated Brent less WTS (sour)	$8.42	$20.28	$16.42	$19.93
Dated Brent less ASCI (sour)	$3.14	$4.41	$3.55	$4.07
WTI less WCS (heavy, sour)	$16.63	$19.87	$21.54	$23.16
WTI less Bakken (light, sweet)	$2.06	$6.54	$1.98	$9.49
WTI less Syncrude (light, sweet)	$(4.33)	$1.68	$(3.84)	$4.49
Natural gas (dollars per MMBTU)	$4.02	$2.35	$3.76	$2.43

(1) As reported by Platts.

Key Operating Information
Production (barrels per day ("bpd") in thousands)	464.0	475.2	450.9	451.4
Crude oil and feedstocks throughput (bpd in thousands)	464.6	479.1	453.1	451.3
Total crude oil and feedstocks throughput (millions of barrels)	42.3	43.6	82.0	82.1
Gross refining margin per barrel of throughput (2)	$9.04	$18.30	$9.08	$10.40
Operating expense per barrel of throughput (3)	$4.79	$3.92	$4.98	$4.37
Crude and feedstocks (% of total throughput) (4):
Heavy	16%	17%	15%	18%
Medium	39%	42%	44%	46%
Light	38%	32%	33%	28%
Other feedstocks and blends	7%	9%	8%	8%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	45%	48%	46%	47%
Distillates and distillate blendstocks	37%	34%	37%	35%
Lubes	2%	2%	2%	2%
Chemicals	3%	3%	3%	3%
Other	13%	13%	12%	13%
Total yield	100%	100%	100%	100%

(2) Gross refining margin per barrel of throughput is a non-GAAP measure. We define it as gross margin, plus refinery operating expenses and depreciation and amortization, divided by total crude and feedstocks throughput. Refer to the "Reconciliation of Amounts Reported Under U.S. GAAP - Gross Refining Margin/Gross Refining Margin per Barrel of Throughput" provided below for additional information, including our rationale for the use of this non-GAAP measure.

(3) Represents refinery operating expenses, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(4)  We define heavy crude oil as crude oil with an American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with an API gravity between 24 and 35 degrees. We define light crude oil as crude oil with an API gravity higher than 35 degrees.

PBF ENERGY INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Supplemental Operating Information - East Coast (Delaware City and Paulsboro)
Production (barrels per day ("bpd") in thousands)	315.4	320.9	315.3	309.8
Crude oil and feedstocks throughput (bpd in thousands)	317.3	318.1	318.1	306.8
Total crude oil and feedstocks throughput (millions of barrels)	28.9	28.9	57.6	55.8
Crude and feedstocks (% of total throughput) (1):
Heavy	23%	25%	22%	27%
Medium	41%	46%	47%	50%
Light	26%	17%	21%	12%
Other feedstocks and blends	10%	12%	10%	11%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	44%	45%	44%	45%
Distillates and distillate blendstocks	37%	34%	38%	36%
Lubes	3%	3%	3%	3%
Chemicals	2%	2%	2%	2%
Other	14%	16%	13%	14%
Total yield	100%	100%	100%	100%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	148.6	154.3	135.6	141.6
Crude oil and feedstocks throughput (bpd in thousands)	147.3	161.0	135.0	144.5
Total crude oil and feedstocks throughput (millions of barrels)	13.4	14.7	24.4	26.3
Crude and feedstocks (% of total throughput) (1):
Heavy	—%	—%	—%	—%
Medium	35%	33%	36%	36%
Light	62%	64%	62%	63%
Other feedstocks and blends	3%	3%	2%	1%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	48%	52%	49%	53%
Distillates and distillate blendstocks	37%	34%	37%	34%
Lubes	—%	—%	—%	—%
Chemicals	5%	5%	5%	5%
Other	10%	9%	9%	8%
Total yield	100%	100%	100%	100%

(1) We define heavy crude oil as crude oil with an American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with an API gravity between 24 and 35 degrees. We define light crude oil as crude oil with an API gravity higher than 35 degrees.

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
ADJUSTED PRO FORMA NET INCOME
(Unaudited, in thousands, except share and per share data)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2013	2012	2013	2012
Net income attributable to PBF Energy Inc.		$16,826	—	$28,233	—
Add:	Net income attributable to the noncontrolling interest (1)	90,344	555,742	148,649	353,211
Less:	Income tax expense (2)	(35,686)	(219,518)	(58,716)	(139,518)
Adjusted pro forma net income		$71,484	$336,224	$118,166	$213,693

Diluted weighted-average shares outstanding of PBF Energy Inc. (3)		27,706,696	—	26,110,976	—
Conversion of PBF LLC Series A Units (4)		69,647,005	97,353,701	71,314,923	97,425,899
Pro forma shares outstanding - diluted		97,353,701	97,353,701	97,425,899	97,425,899

Adjusted pro forma net income per fully exchanged, fully
diluted shares outstanding		$0.73	$3.45	$1.21	$2.19

(1) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC other than PBF Energy Inc. as if such members had fully exchanged their Series A Units for shares of the company's Class A common stock.

(2) Represents an adjustment to reflect the company's current effective corporate tax rate of approximately 39.5% applied to all periods presented. The adjustment assumes the full exchange of existing PBF Energy Company LLC Series A Units as described in (1) above.

(3) Represents weighted-average diluted shares outstanding assuming the conversion of all common stock equivalents, including options and warrants for units of PBF LLC Series A Units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method for the three and six month period ended June 30, 2013. Common stock equivalents exclude the effects of options to purchase 731,250 shares of PBF Energy's Class A common stock because they are anti-dilutive.

(4) Represents an adjustment to weighted-average diluted shares to assume the full exchange of existing PBF LLC Series A Units as described in (1) above.

Non-GAAP Financial Measures

Adjusted Pro Forma information is presented in the table above as management believes that these Non-GAAP measures when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare the company’s results across the periods presented and facilitates an understanding of the company’s operating results. The company also uses this measure to evaluate its operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The differences between Adjusted Pro Forma and U.S. GAAP results are explained in the footnotes to the table above.

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT
(Unaudited, in thousands, except per barrel amounts)

	Three Months Ended		Three Months Ended
	June 30, 2013		June 30, 2012
		per barrel of		per barrel of
	$	throughput	$	throughput
Reconciliation of gross margin to gross refining margin:
Gross margin	$155,484	$3.68	$606,234	$13.90
Add: refinery operating expense	202,583	$4.79	170,702	$3.92
Add: refinery depreciation	24,247	$0.57	21,033	$0.48
Gross refining margin	$382,314	$9.04	$797,969	$18.30

	Six Months Ended		Six Months Ended
	June 30, 2013		June 30, 2012
		per barrel of		per barrel of
	$	throughput	$	throughput
Reconciliation of gross margin to gross refining margin:
Gross margin	$288,506	$3.52	$455,013	$5.54
Add: refinery operating expense	408,599	$4.98	358,845	$4.37
Add: refinery depreciation	47,955	$0.58	40,024	$0.49
Gross refining margin	$745,060	$9.08	$853,882	$10.40

Non-GAAP Financial Measures

Gross refining margin is a non-GAAP measure because it excludes refinery operating expenses and depreciation and to investors because it is a better metric comparison to the industry refining margin benchmarks shown in the Market Indicators table above, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate refining margin and refining margin per barrel in the same manner.

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2013	2012	2013	2012
Reconciliation of net income to EBITDA:
Net income		$107,170	$555,742	$176,882	$353,211
Add:	Depreciation and amortization expense	27,563	22,422	54,093	42,963
Add:	Interest expense, net	21,708	28,443	43,319	59,851
Add:	Income tax expense	10,969	—	18,413	—
EBITDA		$167,410	$606,607	$292,707	$456,025

Reconciliation of EBITDA to Adjusted EBITDA:
EBITDA		$167,410	$606,607	$292,707	$456,025
Add:	Stock based compensation	957	540	1,977	1,047
Add:	Non-cash change in fair value of catalyst lease obligations	(6,820)	(5,371)	(5,481)	978
Add:	Non-cash change in fair value of contingent consideration	—	692	—	1,384
Add:	Non-cash change in fair value of inventory repurchase obligations	(2,831)	(5,289)	(13,873)	(12,209)
Add:	Non-cash deferral of gross profit on finished product sales	(20,496)	2,330	(28,030)	(3,441)
Adjusted EBITDA		$138,220	$599,509	$247,300	$443,784

Non-GAAP Financial Measures

EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA, as presented in the tables above, are supplemental measures of performance that are not required by, or presented in accordance with, GAAP. We use these non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP.

In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.